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                                 EXHIBIT (23)(B)

                         CONSENT OF PRICE WATERHOUSE LLP
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                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Commission File No. 333-19885) of our report dated November 14, 1996, except as to the pooling of interests with Denron, Inc. which is as of June 4, 1997 appearing on page 10 of The JPM Company's Current Report on Form 8-K to be dated August 29, 1997.


/s/  Price Waterhouse LLP
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PRICE WATERHOUSE LLP


Philadelphia, PA
August 27, 1997